MediaAlpha Investor Supplement · Q3 2026
Investor Supplementary Financial Information
The accompanying financial information excludes all financial statement disclosures and other information required by generally accepted accounting principles in the United States of America (“GAAP”) and Securities and Exchange Commission (SEC) rules and regulations. However, MediaAlpha, Inc. (“MediaAlpha" or the "Company”) has previously filed, or has publicly disclosed and will file, with the SEC, consolidated financial statements for each of the periods presented that were prepared in accordance with GAAP and SEC rules and regulations. The accompanying financial information is derived from the books and records of MediaAlpha that were used to prepare those consolidated financial statements. Accordingly, the accompanying information should be read in conjunction with MediaAlpha's consolidated financial statements and related notes thereto filed with the SEC. We believe that quarter-to-quarter comparisons of results from operations, or any other similar period-to-period comparisons, should not be construed as reliable indicators of our future performance.

The accompanying financial information includes certain non-GAAP financial measures. Definitions of these non-GAAP financial measures, as well as reconciliations to the corresponding GAAP financial metrics, have been provided on the following pages. We present these supplemental non-GAAP financial measures because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

These non-GAAP measures should not be considered as an alternative to net income, gross profit or any other financial measures so calculated and presented. Other companies (including our competitors) may define these non-GAAP measures differently. These non-GAAP measures may not be indicative of the historical operating results of MediaAlpha or predictive of potential future results.  Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of our results as reported in accordance with GAAP.

MediaAlpha Investor Supplement · Q3 2026
INVESTOR SUPPLEMENT
Q3 2026 Consolidated Results
Three months ended September 30, 2026

REVENUE $375.9M ▲ 23% YoY	CONTRIBUTION[1] $57.4M ▲ 26% YoY	ADJUSTED EBITDA[1] $39.5M ▲ 36% YoY	NET INCOME $29.4M vs. $17.6M

(in millions, except percentages, unaudited)	Q3 2026	Q3 2025	YoY
Revenue	$375.9	$306.5	23%
Under-65 Health Revenue	$0.8	$9.0	(92)%
Revenue, excl. Under-65 Health	$375.2	$297.5	26%

Gross profit	$55.3	$43.4	27%
Contribution	$57.4	$45.6	26%
Under-65 Health Contribution	$0.3	$1.5	(80)%
Contribution, excl. Under-65 Health	$57.1	$44.1	29%

Adjusted EBITDA	$39.5	$29.1	36%
Under-65 Health Contribution	$0.3	$1.5	(80)%
Adjusted EBITDA, excl. Under-65 Health Contribution	$39.2	$27.6	42%
Net income	$29.4	$17.6	66%

1.See “Key Business Metrics and Non-GAAP Financial Measures” for additional information regarding non-GAAP metrics and operating metrics used in this supplement.

MediaAlpha Investor Supplement · Q3 2026
Revenue by Vertical
$ in millions, unaudited — eight-quarter trend

Revenue by Vertical	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Property & casualty	$235	$223	$227	$288	$265	$293	$309	$366
Health	59	34	18	13	21	11	3	3
Life & other	7	7	7	6	5	6	5	7
Total revenue	$301	$264	$252	$307	$291	$310	$317	$376

MediaAlpha Investor Supplement · Q3 2026
Revenue by Vertical and Platform Model
$ in millions, unaudited — three months ended September 30, 2026

By vertical					By platform model
Vertical	2026		2025		Platform model	2026		2025
Property & casualty	$365.9	97.3%	$287.8	93.9%	Open Marketplace	$371.2	98.7%	$299.8	97.8%
Health	2.9	0.8%	12.9	4.2%	Private Marketplace	4.7	1.3%	6.7	2.2%
Life	6.8	1.8%	5.6	1.8%	Total revenue	$375.9	100.0%	$306.5	100.0%
Other	0.3	0.1%	0.3	0.1%
Total revenue	$375.9	100.0%	$306.5	100.0%

MediaAlpha Investor Supplement · Q3 2026
Contribution1 & Adjusted EBITDA2 Trend
$ in millions, unaudited — eight-quarter trend

	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Contribution ($M)	$52	$44	$40	$46	$47	$49	$47	$57
Contribution margin	17%	17%	16%	15%	16%	16%	15%	15%
Adjusted EBITDA ($M)	$37	$29	$25	$29	$31	$31	$29	$39
Adjusted EBITDA margin	12%	11%	10%	9%	11%	10%	9%	11%
Adjusted EBITDA % of Contribution	71%	67%	62%	64%	66%	64%	62%	69%

1 See page 10 of this supplement for additional information regarding Contribution, a non-GAAP financial measure.
2 See page 11 of this supplement for additional information regarding Adjusted EBITDA, a non-GAAP financial measure.

MediaAlpha Investor Supplement · Q3 2026
Share Repurchase Overview
Since Q3 2025 through October 26, 2026

CUMULATIVE SHARE REPURCHASES $115M	SHARES REPURCHASED 11.2M (16.5%)	AVERAGE PRICE / SHARE $10.30

Period	Amount	% of shares outstanding	Avg. price / share
Q3'25	$33M	4.8%	$10.17
Q4'25	$14M	1.6%	$12.83
Q1'26	$20M	3.0%	$9.84
Q2'26	$20M	3.2%	$9.20
Q3'26	$9M	1.2%	$11.25
Q4'26 through 10/26/2026	$19M	2.6%	$10.38
Represents shares repurchased as a percentage of the 67.9 million shares outstanding as of July 31, 2025. Average price is consideration paid, excluding commission, divided by shares repurchased.

MediaAlpha Investor Supplement · Q3 2026
Repurchase of TRA Obligation
Cumulative Tax Receivable Agreement interest retired in 2026

EST. CASH SAVINGS $91M	CASH PAYMENT $43M	DISCOUNT TO BOOK VALUE 53%

MediaAlpha Investor Supplement · Q3 2026
Q4 2026 Financial Outlook
$ in millions, % year-over-year growth

	Low	YoY	Mid	YoY	High	YoY
Revenue	$355.0	22%	$365.0	25%	$375.0	29%
Contribution	$54.0	15%	$55.5	18%	$57.0	22%
Adjusted EBITDA	$36.0	17%	$37.5	22%	$39.0	27%

Excluding Under-65 Health (Under-65 Contribution guided at approximately $0.5M across all scenarios)

	Low	YoY	Mid	YoY	High	YoY
Contribution	$53.5	18%	$55.0	21%	$56.5	24%
Adjusted EBITDA	$35.5	21%	$37.0	26%	$38.5	31%

MediaAlpha Investor Supplement · Q3 2026
Key Business Metrics and Non-GAAP Financial Measures
In addition to traditional financial metrics, we rely upon certain business metrics that are not presented in accordance with GAAP to estimate the volume of spending on our platform, estimate and recognize revenue, evaluate our business performance and facilitate our operations. Such business metrics should not be considered in isolation from, or as an alternative to, measures presented in accordance with GAAP and should be considered together with other operating and financial performance measures presented in accordance with GAAP. Also, such business and operating metrics may not necessarily be comparable to similarly titled measures presented by other companies.

MediaAlpha Investor Supplement · Q3 2026
Contribution to Gross Profit
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our Supply Partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our Supply Partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2026 and 2025:

(in thousands)	Q3 2026	Q3 2025	9mo 2026	9mo 2025
Revenue	$375,946	$306,514	$1,002,825	$822,445
Less cost of revenue	(320,618)	(263,108)	(855,624)	(699,713)
Gross profit	$55,328	$43,406	$147,201	$122,732
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	83	265	332	836
Salaries, wages, and related	513	707	1,239	2,308
Internet and hosting	344	199	942	570
Other expenses	123	213	400	580
Depreciation	1	5	6	17
Other services	717	616	2,286	1,856
Merchant-related fees	295	204	820	534
Contribution	$57,404	$45,615	$153,226	$129,433
Gross margin	14.7%	14.2%	14.7%	14.9%
Contribution Margin	15.3%	14.9%	15.3%	15.7%

MediaAlpha Investor Supplement · Q3 2026
Adjusted EBITDA to Net Income (Loss)
We define “Adjusted EBITDA” as net income (loss) excluding interest expense, income tax expense (benefit), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business. Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax expense (benefit), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2026 and 2025:

(in thousands)	Q3 2026	Q3 2025	9mo 2026	9mo 2025
Net income (loss)	$29,360	$17,643	$85,189	$(7,224)
Equity-based compensation expense	8,123	7,662	23,854	22,798
Interest expense	2,760	2,808	7,975	8,633
Income tax expense	7,807	54	27,617	321
Depreciation expense on property and equipment	75	71	225	201
Amortization of intangible assets	478	511	1,433	2,467
Transaction expenses(1)	370	303	1,668	303
Personnel separation costs(2)	908	—	908	—
Write-off of intangible assets(3)	—	—	—	13,416
Gain on repurchase of interests in tax receivables agreement	(10,733)	—	(48,384)	—
Changes in TRA related liability(4)	(15)	(159)	(870)	(80)
Changes in Tax Indemnification Receivable	69	(5)	—	(211)
Legal expenses(5)	291	191	507	42,333
Adjusted EBITDA	$39,493	$29,079	$100,122	$82,957
(1)Transaction expenses for the three months ended September 30, 2026 consist of legal and accounting fees incurred by us in connection with registration statements. Transaction expenses for the nine months ended September 30, 2026 consist of legal and other fees of $1.1 million and a loss on extinguishment of debt of $0.2 million incurred by us in connection with the 2026 Credit Facilities and legal and accounting fees incurred by us in connection with registration statements. Transaction expenses for the three and nine months ended September 30, 2025 consist of legal and accounting fees incurred in connection with an amendment to the 2021 Credit Facilities.
(2)Personnel separation costs for the three and nine months ended September 30, 2026 consist of severance costs incurred as part of the transition of the Company's Chief Financial Officer, pursuant to his employment agreement.

MediaAlpha Investor Supplement · Q3 2026
(3)Write-off of intangible assets for the nine months ended September 30, 2025 consists of a charge related to the write-off of customer relationships and trademarks, trade names, and domain names intangible assets acquired as part of the acquisition of Customer Helper Team, LLC.
(4)Changes in TRA related liability consist of adjustments to the TRA liability to reflect probable future payments under the agreement.
(5)Legal expenses for the three and nine months ended September 30, 2026 were immaterial. Legal expenses for the three and nine months ended September 30, 2025, consist of increases of $0 and $38.0 million, respectively, to the loss reserve established in connection with the FTC Matter and legal fees and costs incurred in connection with such matter.